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CONFIDENTIAL TREATMENT REQUESTED BY AMATI COMMUNICATIONS CORPORATION
AGREEMENT

Effective as of January 1, 1992, THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, a body having corporate powers under the laws of the State of California ("STANFORD"), AMATI COMMUNICATIONS CORPORATION, having a principal place of business at 101 University Avenue, Palo Alto, California 94301 ("AMATI"), and UNIVERSITY VENTURES II, COMMTECH INTERNATIONAL, and COMMTECH TECHNOLOGY PARTNERS IV, all having a principal place of business at 545 Middlefield Road, Suite 180, Menlo Park, California 94025, agree as follows:
1.BACKGROUND
1.1 STANFORD has rights to the following inventions hereinafter referred to either jointly or separately as "Invention(s)":
(a) The Programmable Viterbi Signal Processing Invention(s) as described in Stanford Docket S90-099;
(b) Method and Apparatus for Reduced Complexity Parametric Estimation of Echoes as described in Stanford Docket S91-040;
(c) Band-Optimized Digital Modulation and Error Correction Apparatus for High Speed Data Transmission as described in Stanford Docket S92-018; and
(d) Reception Apparatus for Reducing the Complexity of Multicarrier Demodulators as described in Stanford Docket S92-019, and any Licensed Patent(s), as hereinafter defined, which may issue to such Invention(s).

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1.2 STANFORD has rights to certain technical data and information
("Technology") pertaining to Invention(s).
1.3 STANFORD desires to have the Technology and Invention(s) perfected and marketed at the earliest possible time in order that products resulting therefrom may be available for public use and benefit.
1.4 AMATI desires to acquire a license under said Technology, Invention(s), and Licensed Patent(s) for the purpose of undertaking development to manufacture, use, and sell Licensed Product(s) and to sublicense the Licensed Patent(s).
1.5 Theo. A. Bruinsma ("Bruinsma") and University Ventures II ("UVII") were general partners in a California limited partnership with CommTech International (a California limited partnership) and CommTech Technology Partners IV (another California limited partnership) pursuant to the Agreement of Limited Partnership of UVII dated January 1, 1988, and Attached as Exhibit
A ("Limited Partnership"). The mission of the Limited Partnership was to sponsor research at universities in exchange for an option to a limited-term Exclusive license to develop any subsequent and commercially viable inventions.
1.6 Bruinsma, as president of University Technology Transfer Incorporated ("UTTI"), designated UTTI as an agent on behalf of Bruinsma and the Limited Partnership to support research at STANFORD on Stanford Dockets S90-099 and S91-040 referenced above. Said support and subsequent UTTI rights are defined under Sponsored Projects Agreement No. 7779 dated February 9, 1990 ("SPO Agreement"), and hereto attached as Exhibit B.

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1.7 Bruinsma, pursuant to the Withdrawal Agreement dated December 31, 1990, and attached hereto as Exhibit C, withdrew from the Limited Partnership. Bruinsma has assigned all of his and UTTI's rights pursuant to the SPO Agreement to UVII pursuant to the UTTI/Bruinsma/UVII Assignment of Rights Agreement hereto attached as Exhibit D.

2. DEFINITIONS
2.1"Licensed Patent(s)" means, either jointly or separately, any Letters Patent issued:
(a) Upon STANFORD's U.S. Patent Application, Serial No. 07/621,460 (Stanford Docket S90-099), filed November 30, 1990; or
(b) Upon a patent application(s) filed by STANFORD and pertaining to any of the other Invention(s);
including the information contained in any such application(s), with respect to the Invention(s), any foreign patents corresponding thereto, and/or any divisions, continuations, continuation-in-part, or reissue thereof.
2.2 "Technology" means existing models and algorithms implemented in a prototype made at STANFORD using multicarrier signaling techniques and associated supporting software.
2.3 "Licensed Product(s)" means any product or part thereof in the Licensed Field of Use, the manufacture, use, or sale of which:
(a)Is covered by a valid claim of an issued, unexpired Licensed Patent(s) directed to the Invention(s). A claim of an issued, unexpired Licensed Patent(s) shall be presumed to be valid unless and until it has been held to be invalid by a final judgment of a court of competent jurisdiction from which no appeal can be or is taken;

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(b) Is covered by any claim being prosecuted in a pending application directed to the Invention(s); or
(c) Incorporates any of the Technology.
2.4 "Net Sales" means ----------------------------------------------------
- - --------------------------------------------------------------------------
- - --------------------------------------------------------------------------
- - --------------------------------------------------------------------------
(a)-----------------------------------------------------------------------
(b)-----------------------------------------------------------------------
(c)-----------------------------------------------------------------------
(d)----------------------------------------------------------------------
2.5 "Direct Manufacturing Costs" means the total cost, including, but not limited to, material, material overhead, labor, and labor overhead associated with the manufacturing of Licensed Product(s) by sublicensee(s).
2.6 "Licensed Field of Use" means all fields of use.
2.7 "Licensed Territory" means worldwide.
2.8 "Exclusive" means STANFORD shall not grant further licenses in the Licensed Territory in the Licensed Field of Use.

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3. ASSIGNMENT OF RIGHTS AND FUTURE RIGHTS
3.1 University Ventures II ("UVII") warrants that UTTI and Bruinsma have irrevocably assigned to UVII all of the rights and privileges granted under the SPO Agreement, and that UVII has the rights necessary to enter into this Agreement.
3.2 UVII, CommTech International, and CommTech Technology Partners IV, in exchange for compensation provided under the UVII/AMATI agreement hereto attached as Exhibit E, agree to irrevocably assign to AMATI all rights associated with the SPO Agreement.
3.3 UVII, CommTech International, CommTech Technology Partners IV, and AMATI agree that upon execution of this Agreement and the UVII/AMATI agreement:
(a) All of STANFORD's obligations pursuant to the SPO Agreement shall be considered fulfilled and no further obligations, either express or implied, exist; and
(b) If AMATI ceases to exist or this Agreement is terminated pursuant to the provision of Article 16, all right, title, and interest in all of the Invention(s) shall vest with STANFORD.

4.  GRANT
4.1 STANFORD hereby grants and AMATI hereby accepts a license to practice the Licensed Patent(s) and Technology in the Licensed Field of Use to make, use, and sell Licensed Product(s) in the Licensed Territory.
4.2 Said license shall be Exclusive, including the right to sublicense pursuant to Article 15 of this Agreement, for a term commencing as of January 1, 1991, and ending upon the expiration of the last to expire of the Licensed Patent(s).

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5.ROYALTIES
5.1 AMATI agrees to pay to STANFORD a nonrefundable license issue royalty of One Hundred and Twenty-Five Thousand (125,000) Shares of Series A Preferred Stock (having an assumed value of One Dollar [$1] per share) upon signing of this Agreement.
5.2 In addition, AMATI shall pay STANFORD ---------- on gross revenues of contract work and an earned royalty of--------- on the Net Sales of Licensed Product(s).
5.3 AMATI further agrees to pay STANFORD --------- of Net Sales of Licensed Product(s) sold by sublicensee(s). If the Net Sales price for sublicensee(s) can not be determined, STANFORD agrees that the royalties due from sublicensee(s) may be calculated based on ----- the sublicensee(s)'s Direct Manufacturing Costs.
5.4 If this Agreement is not terminated in accordance with other provisions hereof, AMATI's obligation to pay earned royalties hereunder shall continue for so long as AMATI or AMATI sublicensee(s), by its activities would, but for the license or sublicense(s) granted herein, infringe a valid claim of an unexpired Licensed Patent(s) of STANFORD covering said activity.
5.5 The royalty on sales in currencies other than U.S. Dollars shall be calculated using the appropriate foreign exchange rate for such currency quoted by the Bank of America (San Francisco) foreign exchange desk, on the close of business on the last banking day of each calendar quarter. Royalty and payments to STANFORD shall be in U.S. Dollars. All non-U.S. taxes related to royalty payments shall be paid by AMATI and are not deductible from the payments due STANFORD.

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6. ANTIDILUTION
6.1 During the term of this Agreement, and in the case of later stock offerings by AMATI, should AMATI seek additional capital from the sale of stock, AMATI agrees that STANFORD has the right to participate in any such sale up to, but not limited to, an amount of stock which would retain STANFORD's percentage ownership of AMATI at the level STANFORD owned immediately before any such sale of stock. AMATI agrees to notify STANFORD in writing of its intent to sell such shares, including the prospective structure of the offering, at such time as AMATI has determined a capital requirement and estimated number of shares and share price. STANFORD shall have thirty (30) days from receipt of said notice to accept the offer, or any part of thereof.
6.2 If STANFORD declines the offer, or any part thereof, and AMATI subsequently reaches agreement with a third party or parties under substantially altered form than the offer made to STANFORD, then AMATI shall notify STANFORD in writing of these new terms and offer STANFORD a right to participate.
STANFORD shall then have fourteen (14) days from receipt of said notice under Paragraph 6.2 to accept the offer, or any part thereof.
6.3 The price of the stock under Paragraphs 6.1 and 6.2 shall be at the same price per share as is offered to the other party(ies) or to the public at that same time.

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6.4 AMATI employee stock option plans and stock issued to founders of AMATI under employment agreements shall be exempt from the antidilution provisions of this Article 6.
6.5 AMATI agrees that STANFORD may pay for the additional stock in the form of credits toward present or future earned royalties due STANFORD from AMATI under Article 5.
6.6 STANFORD's antidilution rights pursuant to this Article 6 shall terminate upon closing of an initial underwritten offering of AMATI's stock to the public under Securities Act of 1933, as amended.

7. PATENT PROSECTION EXPENSE
7.1 AMATI agrees that within thirty (30) days after receipt of a statement from STANFORD, AMATI shall reimburse STANFORD for all reasonable expenses incurred by STANFORD in connection with the filing, prosecution, and subsequent maintenance of all United States patent applications filed on the Invention(s) and any corresponding foreign applications filed as a result of written request to STANFORD by AMATI.
7.2 If at any time AMATI decides not to, refuses, or is delinquent or unable to reimburse STANFORD for prosecution or maintenance expenses associated with a particular Licensed Patent(s), STANFORD may, at its sole discretion and expense and for its sole benefit, continue the prosecution and/or maintenance of such particular Licensed Patent(s). AMATI agrees that any such particular Licensed Patent(s) shall then be excluded from this Agreement and STANFORD may license said particular Licensed Patent(s) to others. STANFORD agrees to notify AMATI in writing at such time that it intends to exercise the provisions of this Paragraph 7.2.

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8. REPORTS, PAYMENTS, AND ACCOUNTING
8.1 Quarterly Earned Royalty Payment and Report. Beginning after the first commercial sale, the start of any contract work, or the issuance of a sublicense(s), AMATI shall make written reports and associated royalty payments to STANFORD within forty-five (45) days after the end of each calendar quarter. This report shall state the number, description, and aggregate Net Sales of Licensed Product(s) during such completed calendar quarter, information sufficient to determine the gross revenues on contract work, and the number of sublicensee(s) and sublicense royalties received.
The report also shall include the resulting calculations for royalties due for such completed calendar quarter. Concurrent with the making of each such report, AMATI shall include payment due STANFORD of royalties for the calendar quarter covered by such report.
8.2 Accounting. AMATI agrees to keep records for a period of three (3) years showing the manufacturing, sales, use, and other disposition of products sold or otherwise disposed of under the license herein granted in sufficient detail to enable the royalties payable hereunder by AMATI to be determined, and further agrees to permit its books and records to be examined by STANFORD from time to time to the extent necessary to verify reports provided for in Paragraph 8.1. Such examination is to be made by STANFORD, at the expense of STANFORD, except in the event that the results of the audit reveal a discrepancy in AMATI's favor of ----- --------- or more, then the audit fees shall be paid by AMATI.

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8.3 Progress Report.  On or before September 1 of each year until AMATI markets a Licensed Product(s), AMATI shall make a written annual report to STANFORD covering the preceding year ending June 30, regarding the progress of AMATI toward commercial use of Licensed Product(s). Such report shall include, as a minimum, information sufficient to enable STANFORD to ascertain progress by AMATI toward meeting the diligence requirements of
Article 14.

9. NEGATION OF WARRANTIES
9.1 Nothing in this Agreement is or shall be construed as:
(a) A warranty or representation by STANFORD as to the validity or scope of any Licensed Patent(s);
(b) A warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents, copyrights, and other rights of third parties;
(c) An obligation to bring or prosecute actions or suits against third parties for infringement, except to the extent and in the circumstances described in
Article 13; or
(d) Granting by implication, estoppel, or otherwise any licenses under patents of STANFORD or other persons other than Licensed Patent(s), regardless of whether such patents are dominant or subordinate to any Licensed Patent(s).
9.2 Except as expressly set forth in this Agreement, STANFORD MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE LICENSED PRODUCT(S) WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS.

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10. INDEMNITY
AMATI agrees to indemnify, hold harmless, and defend STANFORD and its trustees, officers, employees, students, and agents against any and all claims for death, illness, personal injury, property damage, and improper business practices arising out of the manufacture, use, sale, or other disposition of Invention(s), Licensed Patent(s), Licensed Product(s), or Technology by AMATI or sublicensee(s), or their customers.

11. MARKING
Prior to the issuance of patents on the Invention(s), AMATI agrees, when practical, to mark Licensed Product(s), (or their containers or labels) made, sold, or otherwise disposed of by it under the license granted in this Agreement with the words "Patent Pending," and following the issuance of one
(1) or more patents, with the numbers of the Licensed Patent(s).

12. PROMOTIONAL ADVERTISING
12.1 AMATI may disclose the general nature of this Agreement, but may not disclose any of its details without STANFORD's prior written consent, except insofar as AMATI must disclose the Agreement itself when constructing sublicense agreements.
12.2 AMATI agrees not to identify STANFORD in any mass promotional advertising or other mass promotional materials to be disseminated to the public or to use the name of any STANFORD faculty member, employee, or student, or any trademark, service mark, trade name, or symbol of STANFORD or the Stanford University Hospital, or that is associated with either of them, without STANFORD's, or the individuals', prior written consent.

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13. INFRINGEMENT BY OTHERS; PROTECTION OF PATENTS.
13.1 AMATI shall promptly inform STANFORD of any suspected infringement of any Licensed Patent(s) by a third party. In the event that AMATI, as STANFORD's Exclusive licensee(s), further notifies STANFORD that AMATI intends to commence a patent infringement action against a third party, AMATI shall be entitled, at its own expense and for its sole benefit, to name STANFORD as a part plaintiff in the event that the rules then require the owner of the Licensed Patent(s) to be named for purposes of such infringement action.
AMATI shall conduct the lawsuit and shall be responsible for strategy and settlement. STANFORD shall provide reasonable cooperation to AMATI and may participate in the action at STANFORD's expense. Any recoveries gained in any such action commenced by AMATI shall belong to AMATI except that portion of recoveries due STANFORD arising from sublicensed royalties.
13.2 In the event that AMATI fails to commence vigorous action to enjoin noticed infringement or seek sublicense(s) from infringing party(ies) within one hundred and eighty (180) days of such notice, then STANFORD shall be entitled, at its expense and for its sole benefit, to commence the action in its name. AMATI shall provide reasonable cooperation to STANFORD and may participate in the action at AMATI's expense. STANFORD shall be entitled to conduct the lawsuit and its strategy and settlement, and to keep any recoveries gained in any such action commenced by STANFORD.

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14. COMMERCIAL APPLICATION
14.1 As an inducement to STANFORD to enter into this Agreement, AMATI agrees to use all reasonable efforts and diligence to proceed with the development, manufacture, and sale or lease of Licensed Product(s) and to diligently develop markets for the Licensed Product(s).
14.2 AMATI agrees that STANFORD may terminate this Agreement pursuant to the provisions of Article 16 of this Agreement if:
(a) AMATI does not have a sublicensee(s) before ------------- and a Licensed Product(s) available for commercial sale before ------------------- or
(b) After ------------------ AMATI has no existing sublicensee(s) which has a Licensed Product(s) available for commercial sale and AMATI does not continue to sell Licensed Product(s).

15. SUBLICENSE(S)
15.1 If AMATI is unable or unwilling to serve or develop a potential market or market territory for which there is a willing sublicensee(s), AMATI will, at STANFORD's request, negotiate in good faith a sublicense(s) hereunder.
15.2 Any sublicense(s) granted by AMATI under this Agreement shall be subject and subordinate to terms and conditions of this Agreement, except:
(a) Sublicensed terms and conditions shall reflect that any sublicensee(s) shall not further sublicense; and
(b) The earned royalty rate of Paragraph 5.2 may be at higher rates than of this Agreement.

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15.3 Any sublicense(s) also shall expressly include the provisions of Articles
8, 9, and 10 for the benefit of STANFORD and provide for the transfer of all obligations, including the payment of royalties specified in such sublicense(s), to STANFORD or its designee, in the event that this Agreement is terminated.

16. TERMINATION
16.1 AMATI may terminate this Agreement by giving STANFORD notice in writing at least thirty (30) days in advance of the effective date of termination selected by AMATI.
16.2 STANFORD may terminate this Agreement if AMATI:
(a) Is in default in payment of royalty or providing of reports;
(b) Is in breach of any provision hereof; or
(c) Provides any materially false report; and AMATI fails to remedy any such default, breach, or false report within thirty (30) days after written notice thereof by STANFORD.
16.3 Surviving any termination are:
(a) AMATI's obligation to pay royalties accrued or accruable;
(b) Any cause of action or claim of AMATI or STANFORD, accrued or to accrue, because of any breach or default by the other party; and
(c) The provisions of Articles 8, 9, and 10.
17. ASSIGNMENT
This Agreement may not be assigned by AMATI except:
(a) With the advance written consent of STANFORD;
(b) As a part of a merger, sale, or transfer of substantially the entire business of AMATI relating to the operations pursuant to this license; or
(c) To a wholly owned subsidiary of AMATI.

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18. ARBITRATION
18.1 Any controversy arising under or related to this Agreement, or any disputed claim by either party against the other under this Agreement excluding any dispute relating to patent validity or infringement arising under this Agreement, shall be settled by arbitration in accordance with the Licensing Agreement Arbitration Rules of the American Arbitration Association. Upon request of either party, arbitration will be by:
(a) A third party arbitrator mutually agreed upon in writing by AMATI and STANFORD within thirty (30) days of such arbitration request; or
(b) A member of the American Arbitration Association. Judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof.
18.2 The parties shall be entitled to discovery in like manner as if the arbitration were a civil suit in the California Superior Court.
18.3 Any arbitration shall be held at Stanford, California, unless the parties hereto mutually agree in writing to another place.

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19. NOTICES
All notices under this Agreement shall be deemed to have been fully given when done in writing and deposited in the United States mail, registered or certified, and addressed as follows:
To STANFORD: Office of Technology Licensing
Stanford University
857 Serra Street, Second Floor
Stanford, CA 94305-6225

Attention:  Director,
Technology Licensing

To AMATI:Amati Communications Corporation
   101 University Avenue
   Palo Alto CA 94301

   Attention:  President

Either party may change its address upon written notice to the other party.

20. WAIVER
None of the terms, covenants, and conditions of this Agreement can be waived except by the written consent of the party waiving compliance.

21.APPLICABLE LAW
This Agreement shall be construed, interpreted, and applied in accordance with the laws of the State of California.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

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THE BOARD OF TRUSTEES OF THE
LELAND STANFORD JUNIOR UNIVERSITY



By:

Title:

Date:



AMATI COMMUNICATIONS CORPORATION



By:

Title:

Date:



UNIVERSITY VENTURES II
COMMTECH INTERNATIONAL
COMMTECH TECHNOLOGY PARTNERS IV



By:

Title

Date:

CONFIDENTIAL TREATMENT REQUESTED BY AMATI COMMUNICATIONS CORPORATION
To:J. Koepnick    Date:  March 22, 1994
Stanford University OTL

From: J. Cioffi  cc:  JFG, ANG, FK

Subject: MOU for License

This document is a Memorandum of Understanding between Amati Communications Corporation (101 University, Suite 100, Palo Alto, CA 94301) and Stanford University, Stanford, CA listing agreed terms for licensing of US patents 5,285,474 (J. Chow and J. Cioffi) and 5,220,570 (H. Lou and J. Cioffi) and
US patent applications with serial numbers 07/984,938 (Ho and Cioffi) and 08/057,301 (P. Chow and Cioffi). This document was written to be consistent with Stanford's desire to increase royalties and decrease equity share in Amati and to assist Amati in improving its overall business viability. These terms are effective immediately except where stated otherwise.

Grant: Stanford University grants to Amati an exclusive license and right to sublicense said patents in exchange for the following:

Current payments to Stanford _ Stanford acknowledges receipt of ------ to date from Amati. Stanford is to receive an additional ----- by ----- from Amati. The total to be paid by Amati to Stanford prior to ------ is -----. Amati is to pay Stanford an annual minimum of ----- starting May 1, 1995.

Sublicenses _ Stanford will receive the following royalties after ----- on Amati sublicenses of said patents:

- - ---------------
- - ---------------
- - ---------------

Two existing sublicenses to ECI Telecom of Israel and Northern Telecom will remain at -------- for all product sales using sublicensed technology.

Licenses _ Stanford will receive the following royalties after ----- on Amati products using technology claimed by these patents:

- - ---------------
- - ---------------
- - ---------------


Dilution _ Stanford will accept dilution of stock ownership percentage in Amati to 7% as of May 1, 1994. This ownership cannot be diluted below 7% in any subsequent offering of preferred stock prior to April 30, 1995 without Stanford permission. Stanford will accept further dilution to a minimum of 3% in subsequent offerings until initial public offering of shares. Stanford will accept dilution below 3% in and after initial public offering.

Contract royalties _ Contract royalty payments to Stanford will cease effective -----.

The undersigned acknowledge their understanding and agreement to the above conditions and agree to cooperate in good faith in completing a formal agreement representing said conditions and completing details usually found in Stanford licensing agreements by May 1, 1994.




Katherine Ku, Director            John M. Cioffi
Office of Tech, Licensing         Founder, Director, &
Stanford University               VP, Eng., Amati


date                              date